Exhibit 10.1
AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of June 15, 2021, by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), CENTURY ALUMINUM COMPANY, a Delaware corporation ("Century"), CENTURY ALUMINUM OF SOUTH CAROLINA, INC. (successor in interest to Berkeley Aluminum, Inc.), a Delaware corporation ("Century South Carolina"), CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP, a Kentucky general partnership ("Century of Kentucky GP"), NSA GENERAL PARTNERSHIP, a Kentucky general partnership ("NSA"), and CENTURY ALUMINUM SEBREE LLC, a Delaware limited liability company ("Century Sebree"; and together with Century, Century South Carolina, Century of Kentucky GP and NSA, each a "Borrower" and collectively the "Borrowers").
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of May 16, 2018 (as amended, modified or supplemented from time to time, the "Loan Agreement"); and
WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Loan Agreement, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
2.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of Borrowers set forth in Section 5 below, the Loan Agreement is hereby amended as follows:
(a)The Loan Agreement is hereby amended to insert a new Section 2.1.4 at the end of Section 2.1 thereof as follows:
        2.1.4.     Rates. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.13.3, such Section 3.13.3 provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrowers, pursuant to Section 3.13.3, of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.13.3, will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

(b)The Loan Agreement is hereby amended to insert a new Section 3.13.3 at the end of Section 3.13 thereof as follows:
        3.13.3    Effect of Benchmark Transition Event.
(i)    (A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.13.3) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
    (B)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a

Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.13.3(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.13.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.13.3.

(iv)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 3.13.3 shall be deemed satisfied.

(c)    Section 8.2.2 of the Loan Agreement is hereby amended to amend and restate clause (ii) in its entirety as follows:

    (ii)    Indebtedness under (a) the 2021 Indenture and any extension or refinancing thereof pursuant to Permitted Refinancing Indenture Documents and (b) the 2021 Convertible Notes Indenture;
(d)    Section 8.2.2 of the Loan Agreement is hereby further amended to amend and restate clause (xi) in its entirety as follows:
    (xi)    Indebtedness to the extent not included in clauses (i) through (x) above, which is permitted under (a) Section 4.06 of the 2021 Indenture as in effect on the Second Amendment Effective Date or (b) any debt covenant contained in the Permitted Refinancing Indenture Documents so long as such debt covenants are reasonably acceptable to Agent and Majority Lenders; and
(e)    Section 8.2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

    8.2.3    Affiliate Transactions. Enter into, or be a party to, or permit any Guarantor to enter into or be a party to, any transaction with any Affiliate of Borrowers, including any agreement or arrangement for payment of management, consulting or similar fees, except if such transaction would be permitted to be entered into by Century or its "Restricted Subsidiaries" pursuant to (i) Section 4.14 of the 2021 Indenture as in effect on the Second Amendment Effective Date or (ii) any affiliate transaction covenant contained in the Permitted

Refinancing Indenture Documents so long as such affiliate transaction covenants are reasonably acceptable to Agent and Majority Lenders.
(f)    Section 8.2.5 of the Loan Agreement is hereby amended to amend and restate clause (iii) in its entirety as follows:
    (iii)    Distributions by Century which would be permitted to be made by Century pursuant to (a) Sections 4.07(b)(vi) and 4.07(b)(x) of the 2021 Indenture as in effect on the Second Amendment Effective Date or (b) any restricted payment covenant contained in the Permitted Refinancing Indenture Documents so long as such restricted payment covenants are reasonably acceptable to Agent and Majority Lenders;
(g)    Section 8.2.14 of the Loan Agreement is hereby amended to amend and restate clause (iii) in its entirety as follows:
(iii) the refinancing, redemption, defeasance, purchase or other acquisition of the Indebtedness evidenced by the 2021 Indenture with proceeds of Indebtedness incurred under the Permitted Refinancing Indenture Documents or
(h)    Appendix A of the Loan Agreement is hereby amended to insert the following new defined terms in their appropriate alphabetical order:
    2021 Convertible Notes Indenture – the Indenture, dated as of April 9, 2021, among Century and Wilmington Trust, National Association, as Trustee, governing Century's 2.75% Convertible Senior Notes due 2028, as in effect on the Second Amendment Effective Date.
    2021 Indenture – the Indenture, dated as of April 14, 2021, among Century, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee and Noteholder Collateral Agent, governing Century's 7.5% Senior Secured Notes due 2028, as in effect on the Second Amendment Effective Date, a copy of which is attached to this Agreement as Exhibit K.
    Announcements - has the meaning assigned thereto in Section 2.1.4.
Available Tenor - as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.13.3(iv).

Benchmark - initially, the LIBOR Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.13.3(i).
Benchmark Replacement - for any Available Tenor,
(a)    with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;
(2)the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;
(3)the sum of: (A) the alternate benchmark rate that has been selected by the Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or
(b)    with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;
provided that, (i) in the case of clause (a)(1), if the Agent decides that Term SOFR is not administratively feasible for the Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
Benchmark Replacement Adjustment - with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2)for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and
(3)for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of the LIBOR Rate with a SOFR-based rate;
provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such

Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.13.3(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.
Benchmark Replacement Conforming Changes - with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
Benchmark Replacement Date - the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Agent has provided the Term SOFR Notice to the Lenders and the Borrowers pursuant to Section 3.13.3(i)(B); or
(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
Benchmark Transition Event - the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
Benchmark Unavailability Period - the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.13.3 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.13.3.
Corresponding Tenor - with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
Daily Simple SOFR - for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
Early Opt-in Election - if the then-current Benchmark is the LIBOR Rate, the occurrence of:

(1)    a notification by the Agent to (or the request by the Borrower Representative to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Agent and the Borrowers to trigger a fallback from the LIBOR Rate and the provision by the Agent of written notice of such election to the Lenders.

    FCA - has the meaning assigned thereto in Section 2.1.4.
Floor - the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate.

FRB – the Federal Reserve Board.
    IBA - has the meaning assigned thereto in Section 2.1.4.
ISDA Definitions - the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
London Banking Day – (i) for all purposes other than as covered by clause (ii) below, any day that is not a Saturday or a Sunday in London, England or on which banking institutions in London, England are required or authorized by law or other government action to be closed and (ii) with respect to all notices and determinations in connection with, and payment of principal of and interest on, LIBOR Rate Loans, any day which is a London Banking Day described in clause (i) which is also a day for trading by and between banks for U.S. Dollar deposits in the London interbank market.
Reference Time - with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not the LIBOR Rate, the time determined by the Agent in its reasonable discretion.
Relevant Governmental Body - the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
SOFR - with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
SOFR Administrator - the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
SOFR Administrator’s Website - the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
Term SOFR - for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Term SOFR Notice - a notification by the Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.
Term SOFR Transition Event - the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.13.3 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.
Unadjusted Benchmark Replacement - the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(i)    The defined terms "Interest Period" and "Permitted Refinancing Indenture Documents" set forth in Appendix A of the Loan Agreement are each hereby amended and restated in its entirety as follows:
    Interest Period – as applicable to any LIBOR Portion, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one month or three months later, as may then be requested by Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one month, two months or three months (depending upon which Interest Period Borrower selects) in the Term, unless Borrowers and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.
    Permitted Refinancing Indenture Documents – any indenture or similar instrument, together with related documents, pursuant to which Century extends or refinances the Indebtedness under the 2021 Indenture so long as: (a) the terms, covenants and conditions of such indenture or similar instrument and related documents, taken as a whole, are not, in the Agent's reasonable judgment, less favorable to the Loan Parties than the terms, covenants and conditions of the 2021 Indenture, (b) the extended or refinanced Indebtedness does not have an original principal issuance amount in excess of $300,000,000 plus any interest paid in kind, (c) the extended or refinanced Indebtedness has a stated maturity date on or after the date that is six months following the date set forth in clause (i) of the defined term Stated Termination Date, and (d) the extended or refinanced Indebtedness is non-recourse to each Loan Party unless such Loan Party (other than Century Sebree and Century Marketer LLC) is obligated with respect to the Indebtedness under the 2021 Indenture (or, following the incurrence of

Indebtedness under any Permitted Refinancing Indenture Documents, is obligated with respect to the Indebtedness under such Permitted Refinancing Indenture Documents). Agent and Lenders hereby acknowledge and agree that Glencore may acquire and hold the Indebtedness incurred in connection with the Permitted Refinancing Indenture Documents, or portion thereof, and that the acquisition and holding of such Indebtedness by Glencore shall not constitute a violation of Section 8.2.3 (Affiliated Transactions) of the Loan Agreement.
(j)    The defined term "Stated Termination Date" set forth in Appendix A of the Loan Agreement is hereby amended and restated in its entirety as follows:
Stated Termination Date – the earlier of (i) May 16, 2023 and (ii) the date that is six (6) months prior to the stated maturity of the Indebtedness under the 2021 Indenture (as in effect on the Second Amendment Effective Date), provided, for the sake of clarity, that after giving effect to a refinancing of the Indebtedness under the 2021 Indenture pursuant to any Permitted Refinancing Indenture Documents, the date under this clause (ii) shall be the date that is six (6) months prior to the stated maturity of the Indebtedness under any such Permitted Refinancing Indenture Documents.
(k)    A new Exhibit K to the Loan Agreement is hereby added in the form attached hereto as Exhibit K.
3.    Ratification; Other Agreements;.
(a)    This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.
(b)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby. This Amendment shall constitute a Loan Document.
(c)     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents.
4.     Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a)    Agent shall have received a copy of this Amendment executed by each Borrower, Agent, Issuing Lender and Majority Lenders, together with the consent and reaffirmation attached hereto executed by each Guarantor; and
(b)    no Default or Event of Default shall exist on the date hereof or as of the date of the effectiveness of this Amendment.
5.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:
(a)    the representations and warranties set forth in each of the Loan Documents are true and correct in all respects on and as of the Closing Date and on and as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct, in all respects, as of such earlier date);
(b)    no Default or Event of Default exists; and
(c)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other relevant action on the part of such Borrower.
6.    Miscellaneous.
(a)    Expenses. Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent (including legal fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6(a) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
(b)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.
(c)    Disclaimer. Without prejudice to any other provision of this Agreement, each Party acknowledges and agrees for the benefit of each of the other Parties: (a) the LIBOR Rate (i) may be subject to methodological or other changes which could affect its value and/or (ii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.
(d)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS: CENTURY ALUMINUM COMPANY By: /s/ John DeZee Name: John DeZee Title: Executive Vice President, General Counsel and Secretary

CENTURY ALUMINUM OF SOUTH CAROLINA, INC. (successor in interest to Berkeley Aluminum, Inc.) By: /s/ John DeZee Name: John DeZee Title: President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP By: METALSCO LLC, its Managing Partner By: /s/ John DeZee Name: John DeZee Title: President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

NSA GENERAL PARTNERSHIP By: CENTURY KENTUCKY, INC., its Managing Partner By:/s/ John DeZee Name: John DeZee Title: President

CENTURY ALUMINUM SEBREE LLC By: /s/ John DeZee Name: John DeZee Title: President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

AGENT AND LENDERS: WELLS FARGO CAPITAL FINANCE, LLC, as Agent, as Issuing Lender and as a Lender By: /s/ Laura Nickas Name: Laura Nickas Title: Authorized Signatory

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender By: /s/ Judith Smith Name: Judith Smith Title: Authorized Signatory By: /s/ Dan Kogan Name: Daniel Kogan Title: Authorized Signatory

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

BNP PARIBAS, as a Lender By: /s/ Guelay Mese Name: Guelay Mese Title: Director By: /s/ John McCulloch Name: John McCulloch Title: Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Andrew J. Heinz
    Name: Andrew J. Heinz
    Title: Senior Vice President
Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned (collectively, the "Guarantors") hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 2 to Second Amended and Restated Credit Agreement (the "Amendment"; terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) acknowledges and agrees to the terms of the Amendment as if it were a signatory thereto; and (iv) except as specifically provided therein, affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the obligations of each Borrower to Agent and Lenders pursuant to the terms of the Guaranty Agreements executed in favor of Agent and Lenders, and reaffirms that each Guaranty Agreement is and shall continue to remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
[signature page follows]

METALSCO, LLC, a Georgia limited liability company By: /s/ John DeZee Name: John DeZee Title: President
SKYLINER, LLC, a Delaware limited liability company By: /s/ John DeZee Name: John DeZee Title: President
CENTURY KENTUCKY, INC., a Delaware corporation By: /s/ John DeZee Name: John DeZee Title: President
CENTURY MARKETER LLC, a Delaware limited liability company By: /s/ John DeZee Name: John DeZee Title: President
Signature Page to Consent and Reaffirmation